EXHIBIT 10.1
                                                                  ------------

                             EMPLOYMENT AGREEMENT


              THIS AGREEMENT made as of the 15th day of May 2006


BETWEEN:

                  IVANHOE ENERGY INC., a corporation continued under the laws of the Yukon Territory, having an office at Suite 654 - 999 Canada Place, Vancouver, British Columbia, Canada, V6C 3E1

                  (the "COMPANY")

AND:

                  JOSEPH I. GASCA
                  (the "EXECUTIVE")


WHEREAS:

A.   the Company is an international oil and gas company;

B. the Executive has extensive experience in the international oil and gas industry;

C. the Company wishes to have the Executive serve as the President and Chief Operating Officer of the Company; and

D. the parties hereto wish to enter into this agreement to set forth the terms and conditions applicable to the employment of the Executive in such capacity.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto, in consideration of the premises and of the respective covenants and agreements on the part of those herein contained, do hereby covenant each with the other as follows:


                                    PART 1
                        DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, the following terms shall have the meanings ascribed thereto:

         "AGREEMENT" means this agreement and all amendments made to it by written agreement between the Company and the Executive;

         "BOARD" means the board of directors of the Company;

         "BUSINESS DAY" means a day other than Saturday, Sunday or statutory holiday in British Columbia;

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         "CHANGE OF CONTROL" means an event occurring  after the  Commencement
         Date pursuant to which:

         (a) a merger, amalgamation, arrangement, consolidation, reorganization or transfer takes place in which securities of the Company possessing more than 50% of the total combined voting power of the Company's outstanding voting securities are acquired by a person or persons different from the persons holding those voting securities immediately prior to such event, and the composition of the Board following such event is such that the directors of the Company prior to the transaction constitute less than 50% of the Board membership following the event;

         (b) any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding acquires, directly or indirectly, 50% or more of the voting rights attached to all outstanding voting securities; or

         (c) any person, or any combination of persons acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding acquires, directly or indirectly, the right to appoint a majority of the directors of the Company; or

         (d) the Company sells, transfers or otherwise disposes of all or substantially all of its assets, except that no Change of Control will be deemed to occur if such sale or disposition is made to a subsidiary or subsidiaries of the Company.

         "DISABILITY" means a physical or mental incapacity of the Executive that has prevented the Executive from performing the duties customarily assigned to the Executive for one hundred and eighty
         (180) days, whether or not consecutive, out of any twelve (12) consecutive months and that in the opinion of the Board is likely to continue; and

INTERPRETATION

1.2 For the purposes of this Agreement, except as otherwise expressly provided:

         (a) "THIS AGREEMENT" means this Agreement, including the schedules hereto, and not any particular part, section or other portion hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

         (b) all references in this Agreement to a designated "part", "section" or other subdivision or to a schedule are references to the designated part, section, or other subdivision of, or schedule to, this Agreement;

         (c) the words "hereof", "herein", "hereto" and "hereunder" and other words of similar import refer to this Agreement as a

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                  whole  and not to any  particular  part,  section  or  other subdivision or schedule unless the context or subject matter otherwise requires;

         (d) the division of this Agreement into parts, sections and other portions and the insertion of headings are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

         (e) unless otherwise provided herein, all references to currency in this Agreement are to lawful money of the United States of America and all amounts to be calculated or paid pursuant to this Agreement are to be calculated in lawful money of the United States of America;

         (f) the singular of any term includes the plural, and vice versa, and the use of any term is generally applicable to any gender and, where applicable, a body corporate, firm or other entity, and the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto; and

         (g)      all references to "approval", "authorization",  "consent" or
                  "direction"  in  this  Agreement  means  written   approval,
                  authorization, consent or direction.


                                    PART 2
                                  EMPLOYMENT

EMPLOYMENT

2.1 The Company shall employ the Executive and the Executive shall perform services on behalf of the Company as its employee as provided herein during the Period of Active Employment (as hereinafter defined).

PERIOD OF ACTIVE EMPLOYMENT

2.2 In this Employment Agreement, "PERIOD OF ACTIVE EMPLOYMENT" shall mean the period beginning on the first date on which the Executive reports to work in Bakersfield, California, but in any case no later than August 1, 2006 (the "COMMENCEMENT DATE") and terminating on the date on which the first of the following occurs:

         (a)      three (3) years from the Commencement Date;

         (b) the termination of the Executive's employment by the Company for cause as provided in Section 6.1 hereof;

         (c)      the  resignation of employment by the Executive  pursuant to
                  Section 6.2;

         (d)      the  termination of this  Employment  Agreement  pursuant to
                  Section 6.3;
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         (e)      the Disability of the Executive; or

         (f)      the death of the Executive.


                                    PART 3
                                   POSITION

CAPACITY AND SERVICES

3.1 The Company shall employ the Executive as President and Chief Operating Officer of the Company. As such, the Executive shall be subject to the supervision of the Board ans shall perform such duties and have such authority as may from time to time be assigned, delegated or limited by the Board. The Executive shall perform these duties in accordance with the charter documents and by-laws of the Company, the instructions of the Board, Company policy, applicable law and the rules and policies of each stock exchange upon which securities of the Company may be listed from time to time. Notwithstanding the foregoing, it is anticipated that the Executive will be elected to the Board and designated the Chief Executive Officer of the Company prior to the date which is six (6) months from the Commencement Date. Prior to such election, the Executive will report to one or more members of the Board, as directed by the Board. In the event that the Executive is not elected to the Board and designated the Chief Executive Officer of the Company prior to the later of (a) January 1, 2007, or (b) the date which is six (6) months from the Commencement Date, the Executive, at his sole discretion, shall have the option to resign under the terms set forth in Section 6.2(b).

BOARD APPOINTMENT

3.2 The Executive's place of work will be the Company's offices in Bakersfield, California, but the Company may require the Executive to work at any place throughout the world on a temporary basis.

FULL TIME AND ATTENTION

3.3 The Executive shall devote one hundred percent (100%) of the Executive's business time to the Executive's duties hereunder. The Executive may, however, serve as a member of the board of directors of another company if the Board, or an appropriate committee thereof, determines in its sole discretion that such membership is not adverse to the interests of the Company.

CONFLICTS OF INTEREST

3.4 The Executive agrees that as an executive officer of the Company, he shall refer to the Board all matters and transactions in which a potential conflict of interest between the Executive and the Company may arise and shall not proceed with such matters or transactions until the Board's express approval thereof is obtained. For purposes of clarification, this Section 3.4 is not intended to limit in any way the Executive's other fiduciary obligations to the Company which may arise in law or equity.

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                                    PART 4
                           COMPENSATION AND BENEFITS

COMPENSATION

4.1 The base salary rate ("BASE SALARY") of the Executive shall be $310,000 per year payable monthly on the last business day of each month.

BENEFITS

4.2 The Company shall provide the Executive and his dependent immediate family members with the same comprehensive medical, dental, life, disability and related insurance coverage as are available to the other executive officers of the Company.

INCENTIVE STOCK OPTIONS

4.3 Subject to all requisite corporate and stock exchange approvals, the Executive will receive incentive stock options exercisable to purchase up to 1,000,000 common shares of the Company pursuant to the Company's Employees' and Directors' Equity Incentive Plan dated June 19, 2003 (the "PLAN") at a price per common share determined in accordance with the terms of the Plan. The Executive's incentive stock options will vest and become exercisable in accordance with the following schedule:

         (a) options in respect of an initial 250,000 common shares will become exercisable as of the Commencement Date;

         (b) options in respect of an additional 250,000 common shares will become exercisable as of the first (1st) anniversary of the Commencement Date;

         (c) options in respect of an additional 250,000 common shares will become exercisable as of the second (2nd) anniversary of the Commencement Date; and

         (d) options in respect of the remaining 250,000 common shares will become exercisable as of the third (3rd) anniversary of the Commencement Date.

Subject to earlier termination pursuant to the terms of the Plan, any of the Executive's incentive stock options remaining unexercised as of the tenth
(10th) anniversary of the Commencement Date will, as of that date, expire and cease to be exercisable. In addition to the incentive stock options referred to above, the Executive will also be eligible to receive additional incentive stock option grants from time to time whenever the Board's compensation committee determines that it is appropriate to grant additional incentive stock options to the Company's senior executive officers. All such grants will be made pursuant to, and in accordance with the terms of, the Plan.

VACATION

4.4 The Executive is entitled to take four (4) weeks vacation per calendar year in accordance with the Company's policies and practices in effect at the relevant time for senior executives and subject to the needs of

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the Company.  Notwithstanding  the foregoing,  any vacation of greater than 10 consecutive Business Days in length shall require the approval of the Board.

EXPENSES INCIDENTAL TO EMPLOYMENT

4.5 The Company shall reimburse the Executive in accordance with its normal policies and practices for the Executive's travel and other expenses or disbursements reasonably and necessarily incurred or made in connection with the Company's business. The Executive will furnish the Company with an itemized account of his expenses in such form or forms as may reasonably be required by the Company and at such times or intervals as may be required by the Company.

BONUS

4.6 At the discretion of the Board and based on performance criteria determined by the Board, the Executive shall be eligible for an annual bonus in an amount determined by the Board and payable after the end of the Company's fiscal year.

RELOCATION ALLOWANCE

4.7 As full reimbursement for the Executive relocating to Bakersfield, California, the Company will pay to the Executive a reasonable amount determined by the Board, but in any case not less than $50,000.00 towards his out-of-pocket relocation costs, such housing related expenses, shipping, storage, temporary living expenses and incidental expenses.


                                    PART 5
                      CONFIDENTIALITY AND NON-COMPETITION

NON-COMPETITION

5.1 The Executive acknowledges that the Executive's services are unique and extraordinary. The Executive also acknowledges that the Executive's position  will  give the  Executive  access  to  confidential  information  of substantial importance to the Company and its business. During the Non-Competition Period (as hereinafter defined), the Executive shall not, either individually or in partnership or jointly or in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder or in any other manner, directly or indirectly, advise, manage, carry on, establish, control, engage in, invest in, offer financial assistance or services to, or permit the Executive's name or any part thereof to be used by any business in any jurisdiction in which Executive knows or ought reasonably to have known that the Company is conducting business, that competes with the business of the Company, its parent, affiliated or subsidiary companies, or any business in which the Company, its parent, affiliated or subsidiary companies is engaged (the "BUSINESS"). For purposes of this Agreement, "NON-COMPETITION PERIOD" means a period beginning on the date hereof and ending at the later of:

         (a)      six  (6)  months  after  the  end of the  Period  of  Active
                  Employment; or

         (b) the date on which the Executive no longer is receiving compensation pursuant to the terms of this Agreement.


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OTHER EXECUTIVES

5.2 The Executive agrees that during the period beginning on the date hereof and ending twelve (12) months after the Period of Active Employment, neither the Executive nor any entity with whom the Executive is at the time associated, related or affiliated shall, directly or indirectly, hire or offer to hire or entice away or in any other manner persuade or attempt to persuade any officer, employee or agent of the Business to discontinue or alter any one of their or its relationships with the Company.

CONFIDENTIALITY

5.3 Except in the normal and proper course of the Executive's duties hereunder, the Executive will not use for the Executive's own account or disclose to anyone else, during or for a period of three (3) years after the Period of Active Employment, any confidential or proprietary information or material relating to the Company's operations or business which the Executive obtains from the Company or its officers or employees, agents, suppliers or customers or otherwise by virtue of the Executive's employment by the Company or by the Company's predecessor. Confidential or proprietary information or material includes, without limitation, the following types of information or material, both existing and contemplated, regarding the Company or its parent, affiliated or subsidiary companies: corporate information, plans, strategies, tactics, policies, resolutions, litigation or negotiations, financial information, including debt arrangements, equity structure, investors and holdings; operational and scientific information, technical information, and personnel information, including personnel lists, resumes, personnel data, organizational structure and performance evaluations (the "CONFIDENTIAL
INFORMATION"). Notwithstanding the preceding sentence, "Confidential Information" shall: not include information which (a) was in the Executive's possession prior to the Commencement Date, (b) is or becomes publicly known, except for any such information that becomes publicly known because of disclosure by the Executive in violation of this Agreement, or (c) is required to be disclosed pursuant to judicial or regulatory action, law or similar process.

RETURN OF DOCUMENTS

5.4 The Executive agrees that all documents of any nature pertaining to activities of the Company and to its parent and their respective affiliated, related, associated or subsidiary companies, including Confidential Information, in the Executive's possession now or at any time during the Period of Active Employment, are and shall be the property of the Company and its parent, and their respective affiliated, related, associated or subsidiary companies, and that all such documents and all copies of them shall be surrendered to the Company whenever requested by the Company.

INVALIDITY

5.5 If any court determines that any provision contained in this Agreement including, without limitation, a restrictive covenant or any part thereof is unenforceable because of the duration or geographical scope of the provision or for any other reason, the duration or scope of the provision, as the case may be, shall be reduced so that the provision becomes enforceable and, in its reduced form, the provision shall then be enforceable and shall be enforced.


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ACKNOWLEDGEMENT

5.6 The Executive acknowledges that, in connection with the Executive's employment by the Company, the Executive will receive or will become eligible to receive substantial benefits and compensation. The Executive acknowledges that the Executive's employment by the Company and all compensation and benefits and potential compensation and benefits to the Executive from such employment shall be conferred by the Company upon the Executive only because and on condition of the Executive's willingness to commit the Executive's best efforts and loyalty to the Company, including protecting the Company's right to have its Confidential Information protected and abiding by the confidentiality, non-competition and other provisions herein. The Executive understands the Executive's duties and obligations as set forth in this Agreement and agrees that such duties and obligations would not unduly restrict or curtail the Executive's legitimate efforts to earn a livelihood following any termination of the Executive's employment with the Company. The Executive agrees that the restrictions contained in this Part 5 are reasonable and valid and all defences to the strict enforcement thereof by the Company are waived by the Executive. The Executive further acknowledges that irreparable damage would result to the Company if the provisions of Sections
5.1 through 5.4 are not specifically enforced, and agrees that the Company shall be entitled to any appropriate legal, equitable, or other remedy, including injunctive relief, in respect of any failure or continuing failure to comply with the provisions of Sections 5.1 through 5.4.

CORPORATE OPPORTUNITIES

5.7 Any business opportunities related to the business of the Company which become known to the Executive during the period of his employment hereunder must be fully disclosed and made available to the Board by the Executive and the Executive agrees not to take or omit to take any action if the result would be to divert from the Company any opportunity which is within the scope of its Business as known to the Executive from time to time.

PASSIVE INVESTMENT

5.8 Notwithstanding anything in this Article, nothing in this Agreement shall be deemed to prevent or prohibit the Executive from owning shares in a publicly listed company as a passive investment, so long as the Executive does not own more than five per cent (5%) of the shares thereof.


                                    PART 6
                          TERMINATION AND RESIGNATION

TERMINATION FOR CAUSE

6.1 The Company may immediately terminate this Agreement at any time for cause by written notice to the Executive. Without limiting the foregoing, any one or more of the following events shall constitute cause:

         (a) the Executive's appropriation of corporate opportunities for his direct or indirect benefit or his failure to disclose any material conflict of interest;


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         (b)      the   Executive's   failure  to  disclose   material   facts
                  concerning his business interests or employment by other than the Company;

         (c) any of the following acts or circumstances of the Executive: fraud, illegality, breach of statute or regulation, or gross incompetence;

         (d)      the Executive's breach of fiduciary duty to the Company;

         (e) the Executive's material breach of this Agreement or gross negligence in carrying out his duties under this Agreement;

         (f) the failure of or refusal by the Executive to follow the reasonable and lawful directions of the Board or to comply with the policies, rules and regulations of the Company (except to the extent that such policies, rules and regulations expressly conflict with the provisions of this Agreement);

         (g) any conduct which would materially impair or prevent the Executive from continuing as an officer or director of the Company under applicable corporate or securities laws, or the rules and policies of any stock exchange or securities market upon which the Company's shares are listed from time to time;

         (h) the Executive's plea of guilty to or conviction of an offence punishable by imprisonment.

If the Company terminates this Agreement for cause under this Section 6.1, the Company shall not be obligated to make any further payments under this Agreement, except for the payment of any Base Salary due and owing pursuant to
Section 4.1 at the time of termination and reasonable expenses due and owing pursuant to Section 4.5 at the time of the termination. If the Company terminates this Agreement for cause under this Section 6.1, all vested incentive stock options will remain exercisable for a period of six months from the date of termination and all unvested incentive stock options will immediately terminate.

RESIGNATION BY EXECUTIVE

6.2 (a) The Executive shall give the Company not less than eight (8) weeks notice of the resignation of the Executive's employment hereunder. The Company may waive or abridge any notice period specified in such notice, in its absolute discretion. If the Executive resigns the Executive's employment and terminates this Agreement for any reason, the Company shall have no further obligations or responsibilities hereunder to the Executive, and nothing herein contained shall be construed to limit or restrict in any way the Company's ability to pursue any remedies it may have at law or equity pursuant to the provisions of this Agreement. Notwithstanding the foregoing, all of the Executive's vested incentive stock options will remain exercisable for a period of six months from the date that the Executive's employment terminates.

6.2 (b) In the event that the Executive is not elected to the Board and designated the Chief Executive Officer of the Company prior to the later of
(a) January 1, 2007, or (b) the date which is six (6) months from the Commencement Date, the Executive shall have the option of resigning from the Company with the following conditions. The Executive shall give the Company

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not less than eight (8) weeks  notice of the  resignation  of the  Executive's employment hereunder. The Company will provide the Executive with a lump sum payment of an amount equal to three (3) monthly payments of the Executive's Base Salary. The payments provided in this Section 6.2(b) shall be inclusive of the Executive's entitlement to notice and severance pay at common law or by
statute.   Notwithstanding  the  foregoing,  all  of  the  Executive's  vested incentive stock options will remain exercisable for a period of six (6) months from the date that the Executive's employment terminates. TERMINATION WITHOUT CAUSE

6.3 The Company may terminate this Agreement at any time without cause or upon the Disability of the Executive by providing the Executive with a lump sum payment of an amount equal to twelve monthly payments of the Executive's Base Salary. The payments provided for in this Section 6.3 shall be inclusive of the Executive's entitlement to notice and severance pay at common law or by statute. Notwithstanding the foregoing, those of the Executive's unvested stock options that would have vested within one (1) year from the date that the Executive's employments terminates will be deemed to have vested, and all of the Executive's unexercised stock options that have vested or are deemed to have vested will remain exercisable for a period of six (6) months from the date that the Executive's employment terminates.

TERMINATION OF EMPLOYMENT AFTER CHANGE OF CONTROL

6.4 If a Change of Control occurs and this Agreement is terminated by the Company within twelve (12) months of such Change of Control, the Executive shall be entitled to receive a lump sum payment in an amount equal to an amount equal to twelve (12) monthly payments of the Executive's Base Salary. The Company shall not be obligated to make any further payments under this Agreement, except for the payment of any reasonable expenses due and owing pursuant to Section 4.7. Notwithstanding the foregoing, all of the Executive's unexercised stock options, vested or unvested, will be deemed to have vested and will remain exercisable for a period of six months from the date that the Executive's employment terminates.

BENEFITS ON TERMINATION

6.5      If this  Agreement is terminated  in  accordance  with Section 6.3 or
Section 6.4, the benefits provided to the Executive pursuant to Section 4.2 shall continue for the amount of months of Base Salary the Executive is entitled to following the termination of this Agreement pursuant to this Part or until the Executive commences alternative employment, whichever occurs first.

RESULTS OF TERMINATION

6.6 Upon termination or resignation of the Executive's employment pursuant to this Part, this Agreement and the employment of the Executive shall be wholly terminated with the exception of the clauses specifically contemplated to continue in full force and effect beyond the termination of this Agreement, including those set out in Part 5.



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                                    PART 7
                        REPRESENTATIONS AND WARRANTIES

NO BREACH

7.1 The Executive represents and warrants to the Company that the execution and performance of this Agreement will not result in or constitute a default, breach, violation or event that, with notice or lapse of time or both, would be a default, breach or violation of any understanding, agreement or commitment, written or oral, express or implied, to which the Executive is currently a party or by which the Executive or the Executive's property is currently bound.

INDEMNITY

7.2 The Executive shall defend, indemnify and hold the Company harmless from any liability, expense or claim (including solicitor's fees incurred in respect thereof) by any person in any way arising out of, relating to, or in connection with any incorrectness or breach of the representations and warranties in Section 7.1.

RIGHT OF TERMINATION

7.3 The Executive acknowledges that a breach of this Part by the Executive shall entitle the Company to terminate the Executive's employment and this Agreement for cause.

COMPANY INDEMNITY AND INSURANCE

7.4 The Company shall defend, indemnify and hold the Executive harmless from any liability, expense or claim (including solicitor's fees incurred in respect thereof) in any way arising out, relating to or in connection with his performance of services for the Company, to the fullest extent permitted by applicable law. The Company shall make reasonable efforts to ensure that the Executive shall fully participate as a covered insured under the Company's directors' and officers' liability insurance policy with respect to the Period of Active Employment.


                                    PART 8
                           MISCELLANEOUS PROVISIONS

RIGHTS AND WAIVERS

8.1 All rights and remedies of the parties are separate and cumulative, and none of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties may have.

WAIVER

8.2 Any purported waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

SEVERABILITY

8.3 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

NOTICES

8.4 Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid same day courier service, or (iii) sent by fax or other similar means of electronic communication, in each case to the applicable address set out below:

         if to the Company, to:

         Suite 654
         999 Canada Place
         Vancouver, British Columbia
         V6C 3E1

         Attention:  Corporate Secretary
         Fax:   (604) 682-2060


         if to the Executive, to:

         [____________]
         Fax:  [___ ___ ___]

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered personally or by courier service, or on the day of faxing or sending by other means of recorded electronic communication, provided that the day in either event is a Business Day and the communication is so delivered, faxed or sent prior to 4:30 p.m. (local time at destination) on that day. Otherwise, the communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt. Any party may from time to time change its address under this Section 8.4 by notice to the other party given in the manner provided by this Section 8.4.

TIME OF ESSENCE

8.5      Time shall be of the essence of this Agreement in all respects.

SUCCESSORS AND ASSIGNS

8.6 This Agreement shall enure to the benefit of, and be binding on, the parties and their respective heirs, administrators, executors, successors and permitted assigns. The Company shall have the right to assign this Agreement to any successor (whether direct or indirect, by purchase, amalgamation, arrangement, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company provided only that the Company must first require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Executive by the Executive's signature hereto expressly consents to such assignment. The Executive shall not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of the Executive's rights or obligations under this Agreement without the prior consent of the Company, which may be arbitrarily withheld.

AMENDMENT

8.7 No amendment of this Agreement will be effective unless made in writing and signed by the parties.

ENTIRE AGREEMENT

8.8 This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

GOVERNING LAW

8.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and shall be treated, in all respects, as a British Columbia contract.

HEADINGS

8.10 The division of this Agreement into Parts and Sections and the insertion of headings are for convenience or reference only and shall not affect the construction or interpretation of this Agreement.

FULL SATISFACTION

8.11 The terms set out in this Agreement, provided that such terms are satisfied by the Company, are in lieu of (and not in addition to) and in full satisfaction of any and all other claims or entitlements which the Executive has or may have upon the termination of the Executive's employment pursuant to

Part 6 and the compliance by the Company with these terms will affect a full and complete release of the Company and its parent and their respective affiliates, associates, subsidiaries and related companies from any and all claims which the Executive may have for whatever reason or cause in connection with the Executive's employment and the termination of it, other than those obligations specifically set out in this Agreement. In agreeing to the terms set out in this Agreement, the Executive specifically agrees to execute a formal release document to that effect and will deliver upon request appropriate resignations from all offices and positions with the Company and its parent and their respective affiliated, associated subsidiary or affiliated companies if, as and when requested by the Company upon termination of the Executive's employment within the circumstances contemplated by this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTIVE ACKNOWLEDGEMENTS

8.12     The Executive acknowledges that:

         (a) the Executive has had sufficient time to review this Agreement thoroughly;

         (b) the Executive has read and understands the terms of this Agreement and the obligations hereunder;

         (c) the Executive has been given an opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement; and

         (d) the Executive has received a fully executed counterpart copy of this Agreement.


         IN WITNESS WHEREOF the parties have executed counterpart copies of this Agreement.

/s/ Debra Duggan                             /s/ Joseph I. Gasca
-------------------------------              ---------------------------------
Witness                                      JOSEPH I. GASCA



                                             ---------------------------------
                                             IVANHOE ENERGY INC.


                                        Per: /s/ David R. Martin
                                             ---------------------------------
                                             Name:  David R. Martin
                                             Title: Chairman